Exhibit 21
MDC PARTNERS INC.

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation/Formation
2329640 Ontario Inc.	Ontario
2340432 Ontario Inc.	Ontario
6degrees Integrated Communications Corp.	Ontario
72andSunny NL B.V.	The Netherlands
72andSunny Partners LLC	Delaware
72andSunny Partners LLC	New York
72andSunny Entertainment LLC	Delaware
Accumark Partners Inc.	Ontario
ACE Content, LLC	Delaware
Active Events LLC	Delaware
Albion Brand Communication Limited	United Kingdom
Allison & Partners Holdings (Thailand) Limited	Thailand
Allison and Partners K.K. (Japan	Japan
Allison Partners Limited	Hong Kong
Allison & Partners LLC	Delaware
Allison & Partners Singapore Pte Ltd	Singapore
Allison & Partners UK Limited	United Kingdom
Allison PR (Beijing) Ltd.	China
Alveo LLC	Delaware
Anomaly B.V.	The Netherlands
Anomaly Inc.	Ontario
Anomaly London LLP	United Kingdom
Anomaly Partners LLC	Delaware
Anomaly Shanghai Advertising Co., Ltd.	China
Anomaly UK Limited	United Kingdom
Antidote 360 LLC	Delaware
Attention Partners LLC	Delaware
Boom Marketing Inc.	Ontario
Bruce Mau Design Inc.	Ontario
Bruce Mau Design (USA) LLC	Delaware
Bruce Mau Holdings Ltd.	Ontario
Bryan Mills Iradesso Corp.	Ontario
Capital C Partners GP Inc.	Ontario
Capital C Partners LP	Ontario
Company C Communications LLC	Delaware
Concentric Partners LLC	Delaware
Colle & McVoy LLC	Delaware
Com.motion Inc.	Delaware
Concentric Health Experience Limited	United Kingdom

CP&B – Crispin Porter & Bogusky Brasil Publicidade e Participacao Ltda.	Brazil
Crispin Porter & Bogusky Denmark ApS	Denmark
Crispin Porter & Bogusky Europe AB	Sweden
Crispin Porter & Bogusky (Hong Kong) Limited	Hong Kong
Crispin Porter & Bogusky Limited	United Kingdom
Crispin Porter & Bogusky LLC	Delaware
Cultura United Agency LLC	Delaware
Doner Limited	United Kingdom
Doner Partners LLC	Delaware
Dotglu, LLC	Delaware
Elixir Health Experience LLC	Delaware
Enplay Partners LLC	Delaware
Epoch PR Limited	United Kingdom
Expecting Productions, LLC	California
Gale43 Partners LP	Ontario
Gale Creative Agency Private Limited	India
Gale Partners Inc.	Ontario
Gale Partners LLC	Delaware
Hello Design, LLC	California
HL Group Partners LLC	Delaware
HPR Partners LLC	Delaware
Hudson and Sunset Media LLC (f/k/a Shout Media LLC)	Delaware
Hunter Canada PR LP	Ontario
Hunter PR UK Limited	United Kingdom
Hunter Public Relations UK Limited	United Kingdom
KBP Holdings LLC	Delaware
Kbs+p Atlanta LLC (f/k/a Fletcher Martin LLC)	Delaware
KBS+P Canada LP KBS+P Canada SEC	Ontario
KBS+P Ventures LLC	Delaware
KBS (Hong Kong) Limited	Hong Kong
KBS (Shanghai) Advertising Co. Ltd.	China
Kenna Communications GP Inc.	Ontario
Kenna Communications LP	Ontario
Kingsdale Partners LP	Ontario
Kingsdale Shareholder Services US LLC	Delaware
Kirshenbaum Bond & Partners West LLC	Delaware
Kirshenbaum Bond Senecal & Partners LLC	Delaware
KIS Information Services SRL	Barbados
Kwittken LP	Ontario
Kwittken Ltd.	United Kingdom
Kwittken PR LLC	Delaware
Laird + Partners New York LLC	Delaware
Laurie, Foard & Wheeler Limited	Hong Kong
LBN Partners LLC	Delaware
Legend PR Partners LLC	Delaware
Luntz Global Partners LLC	Delaware

Main North LP	Ontario
Maxxcom (Barbados) Inc.	Barbados
Maxxcom Inc.	Delaware
Maxxcom Global Media LLC	Delaware
Maxxcom (USA) Finance Company	Delaware
Maxxcom (USA) Holdings Inc.	Delaware
MDC Acquisition Inc.	Delaware
MDC Canada GP Inc.	Ontario
MDC Corporate (US) Inc.	Delaware
MDC Gale43 GP Inc.	Ontario
MDC Innovation Partners LLC (d/b/a Spies & Assassins)	Delaware
MDC Kingsdale GP Inc.	Ontario
MDC Partners UK Holdings Limited	United Kingdom
MDC Travel Inc.	Delaware
Mono Advertising LLC	Delaware
New Team LLC	Delaware
Northstar Management Holdco Inc.	Ontario
Northstar Research GP LLC	Delaware
Northstar Research Holdings Canada Inc.	Ontario
Northstar Research Holdings USA LP	Delaware
Northstar Research Partners Inc.	Ontario
Northstar Research Partners (USA) LLC	Delaware
Northstar Research Partners (UK) Limited	United Kingdom
Outeractive, LLC	Delaware
Pictor Digital Creative Services LLC	Delaware
Plus Productions, LLC	Delaware
PT. Northstar Business Consulting Partners	Indonesia
Pulse Marketing, LLC	Delaware
Redscout LLC	Delaware
Redscout Ltd.	United Kingdom
Relevent Partners LLC	Delaware
Rumble Fox LLC	Delaware
Skinny NYC LLC	Delaware
Sloane & Company LLC	Delaware
SML Partners Holdings LLC	Delaware
Source Marketing LLC	New York
Spurgeon Communications LLC	Delaware
Studio Pica Inc.	Ontario
Sugar Daddy Development, LLC	Delaware
TargetCast LLC	Delaware
TargetCom, LLC	Delaware
TC Acquisition Inc.	Delaware
The Arsenal LLC (f/k/a Team Holdings LLC)	Delaware
The House Worldwide Limited	United Kingdom
The Path Worldwide Limited	United Kingdom
Track 21 LLC	Delaware

Trade X Partners LLC	Delaware
Traffic Generators, LLC	Georgia
Trailer Productions, LLC	California
Trapeze Media Limited	Ontario
TS Holdings LP	Ontario
Union Advertising Canada LP	Ontario
Varick Media Management LLC	Delaware
Veritas Communications Inc.	Ontario
Vitro Partners LLC	Delaware
VitroRobertson LLC	Delaware
Walker Brook Capital LLC	Delaware
X Connections Inc.	Ontario
Yamamoto Moss Mackenzie Inc.	Delaware
Y Media Labs LLC	Delaware
Y Media Labs Private Limited	India
Zyman Group, LLC	Delaware